UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 17, 2009

ORION FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

New York	000-50271	22-3644546
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC

55 East 59th Street - 10th Floor

New York, New York 10022

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 559-2011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Form 8-K for Orion Futures Fund L.P. initially filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2009 (the “Original Report”). This Amendment No. 1 amends the Original Report by including Exhibit 3.1 - Second Amended and Restated Agreement of Limited Partnership of the Registrant, which was inadvertently omitted from the Original Report. This Amendment No. 1 otherwise describes conditions as of the date of the Original Report and has not been updated to disclose events that may have occurred at a later date.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2009, the Registrant’s limited partnership agreement (the “Agreement”) was amended and restated to amend the transferability provisions of the Partnership to provide limited partners with greater flexibility to transfer units, and to incorporate other minor revisions into the Agreement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By:  /s/ Jerry Pascucci

Jerry Pascucci
President and Director

By:/s/ Jennifer Magro

Jennifer Magro
Chief Financial Officer and Director

Date: December 28, 2009